Exhibit 99.1
 Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze® Seasons 52 Eddie V’s Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
March 3, 2014	(Analysts) Matthew Stroud	(407) 245-5288
7:00 AM ET	(Media) Bob McAdam	(407) 245-5366

DARDEN RESTAURANTS ANNOUNCES PROJECTED THIRD QUARTER DILUTED NET EARNINGS PER SHARE AND AFFIRMS EARNINGS OUTLOOK FOR FISCAL YEAR 2014

ORLANDO, FL, Mar 3 - Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations for its fiscal third quarter ending February 23, 2014, to be approximately $0.82. The Company estimates that lower sales and higher direct costs associated with more severe winter weather than last year adversely affected diluted net earnings per share for this year’s third quarter by approximately seven cents. The Company also estimates that legal, financial advisory and other costs associated with implementation of the strategic action plan it announced in December 2013 reduced diluted net earnings per share for the third quarter by approximately six cents. The Company expects to release its fiscal 2014 third quarter earnings on Friday, March 21, 2014, at 7:00 am ET.

Darden expects U.S. same-restaurant sales for the third quarter to increase 0.3% at LongHorn Steakhouse, decline 5.4% at Olive Garden and decline 8.8% at Red Lobster. The Company estimates that blended U.S. same-restaurant sales for the third quarter for its Specialty Restaurant Group will be down approximately 0.7%. These results include the adverse effect of the more severe winter weather (approximately 160 basis points) and the adverse effect of a shift in the Thanksgiving holiday week (approximately 100 basis points). The Thanksgiving holiday occurred in this year’s fiscal third quarter and in last year’s fiscal second quarter. Excluding the effects of more severe weather and the Thanksgiving holiday week shift, same-restaurant sales for the third quarter would have been up approximately 2.9% at LongHorn Steakhouse, down approximately 2.8% at Olive Garden, down approximately 6.2% at Red Lobster and up approximately 1.9% at the Specialty Restaurant Group.

Darden today also reaffirmed its previous earnings outlook for fiscal year 2014, due largely to greater than anticipated progress in implementing its cost management initiatives, which helped to offset the impact of the severe winter weather and other topline challenges in the third quarter. Consistent with the expectations it provided in December, Darden expects a decline in diluted net earnings per share for fiscal year 2014 of 15% to 20% compared to fiscal year 2013, excluding any costs incurred in the third and fourth quarters in connection with the strategic action plan that was announced in December.

“Adjusting for weather and the Thanksgiving holiday shift, we had solid results at LongHorn Steakhouse and our Specialty Restaurant brands,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “At Olive Garden, we had a particularly difficult December but same-restaurant sales results improved during the balance of the quarter, when they were consistent with results for the casual dining industry overall. We are encouraged by the progress the Olive Garden team is making with its Brand Renaissance plan to elevate the guest experience and reinvigorate sales. An important milestone is the meaningfully enhanced core menu introduced on February 24, which has a wide range of exciting new offerings. At Red Lobster, we were encouraged to see trend improvement towards the end of the quarter as we moved past some initial distraction related to the announcement that we are pursuing the sale or spin-off of the business. We are working diligently to complete the separation and to implement the other elements of our comprehensive plan to address changing industry dynamics, leverage the Company’s position as the premier casual dining restaurant company, enhance guest experiences and reinvigorate performance. As we look forward, we remain confident we are taking the right steps to enhance long-term value for our shareholders.”

Preliminary Fiscal 2014 December, January and February U.S. Same-Restaurant Sales Results

Darden reported preliminary U.S. same-restaurant sales for the fiscal months of December, January and February as follows:

Olive Garden	December	January	February
Same-Restaurant Sales	-10.5%	-2.0%	-2.6%
Same-Restaurant Traffic	-12.9%	-4.6%	-4.9%

Red Lobster	December	January	February
Same-Restaurant Sales	-10.2%	-12.2%	-4.5%
Same-Restaurant Traffic	-12.3%	-18.7%	-11.9%

LongHorn Steakhouse	December	January	February
Same-Restaurant Sales	-3.0%	2.1%	2.2%
Same-Restaurant Traffic	-5.2%	0.7%	-0.4%

Note: Fiscal December same-restaurant sales results were adversely affected by approximately 270 basis points due to the Thanksgiving week shifting from fiscal November last year into fiscal December this year. The Company estimates that winter weather adversely affected same-restaurant sales results by approximately 140 basis points in fiscal December, 190 basis points in fiscal January and 170 basis points in fiscal February.

Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE "100 Best Companies to Work For" list for the fourth year in a row. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve the strategic plan to enhance shareholder value including the separation of Red Lobster, the high costs in connection with a spin-off which may not be recouped if the spin-off is not consummated, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V’s, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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